Exhibit 99.B(h)(3)

AMENDMENT NO. 1 TO AMENDED AND RESTATED ADMINISTRATION AND

TRANSFER AGENCY AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED ADMINISTRATION AND TRANSFER AGENCY AGREEMENT (this “Amendment”), made this 27th day of March, 2013, (the “Amendment Effective Date”), between SEI Institutional Investments Trust, a Massachusetts trust (the “Trust”), DAA Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of SIIT Dynamic Asset Allocation Fund), MARR Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of SIIT Multi-Asset Real Return Fund) (DAA Commodity Strategy Subsidiary Ltd. together with MARR Commodity Strategy Subsidiary Ltd., each a “CFC” and together, the “CFCs”) and SEI Investments Global Funds Services (as successor in interest to SEI Investments Fund Management) (the “Administrator”).

WHEREAS, the Trust and the Administrator entered into an Amended and Restated Administration and Transfer Agency Agreement dated as of the 10th day of December, 2003 pursuant to which the Administrator agreed to provide certain administration, transfer agency and dividend distribution services to the Trust (the “Agreement”); and

WHEREAS, the Trust and the Administrator desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Defined Terms.  Except as specifically set forth herein, defined terms used herein shall have their respective meanings as set forth in the Agreement.

2.                                      New Parties to Agreement (DAA Commodity Strategy Subsidiary Ltd. and MARR Commodity Strategy Subsidiary Ltd.).  From and after the Amendment Effective Date, DAA Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of SIIT Dynamic Asset Allocation Fund) and MARR Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of SIIT Multi-Asset Real Return Fund) are each hereby added as a party to the Agreement and shall be referred to each as a “CFC” and together, as the “CFCs”, which CFCs shall be included within the definition of Trust or a Fund for all purposes hereunder, wherever applicable.

3.                                      First WHEREAS clause.  The First WHEREAS clause of the Agreement is hereby deleted and replaced in its entirety as follows:

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), consisting of multiple investment portfolios (each a “Fund” and, collectively, the “Funds”) and their and each Fund’s respective CFCs, which for purposes of this Agreement shall be treated as a “Trust” or “Funds” where applicable, each of which Fund may consist of one or more classes of shares of beneficial interest (“Shares”);

4.                                      Schedule D (Funds).  Schedule D (Funds) of the Agreement is hereby deleted and replaced in its entirety as set forth on Schedule D to this Amendment.

5.                                      Article 8 (Duration and Termination of this Agreement).  Article 8 (Duration and Termination of this Agreement) is hereby deleted and replaced in its entirety as follows:

ARTICLE 8.                           Duration and Termination of this Agreement.  Unless terminated earlier in accordance with the provisions of this Article, this Agreement shall remain in effect for a period of two years from date of execution, and thereafter, for periods of one year so long as such continuance is specifically approved at least annually (i) by the Trustees of the Trust with respect to the Trust or Directors of a CFC with respect to the CFCs and (ii) by the vote of a majority of the Trustees of the Trust with respect to the Trust or the Directors of a CFC with respect to the CFCs who are not parties to this Agreement or interested persons of any such party.  This Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Trustees of the Trust with respect to the Trust or Directors of a CFC with respect to the CFCs on not less than 60 days’ written notice to the Administrator, or by the Administrator on not less than 90 days’ written notice to the Trust and the CFCs.

6.                                      Article 12 (Compliance with Governmental Rules and Regulations).  Article 12 (Compliance with Governmental Rules and Regulations) is hereby deleted and replaced in its entirety as follows

ARTICLE 12.                    Compliance With Governmental Rules and Regulations.  The Administrator undertakes to comply in all material respects with applicable requirements of the Securities Act of 1933, the 1934 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Administrator hereunder.  All of the Administrator’s duties shall be subject to the objectives, policies and restrictions contained in the Trust’s current registration statement under the 1940 Act, the Trust’s Declaration of Trust and By-Laws, the Articles of Association for each CFC, and any other guidelines that may be established by the Board of Trustees of the Trust or the Board of Directors of a CFC.

7.                                      Ratification of Agreement.  Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and shall continue in full force and effect.

8.                                      Counterparts.  This Amendment may be executed in two or more counterparts, all of which shall constitute one and the same instrument.  Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  This Amendment shall be deemed executed by each party when any one or more counterparts hereof or thereof, individually or taken together, bears the original, facsimile or scanned signatures of each of the parties.

9.                                      Binding Effect.  This Amendment shall be binding upon, and shall inure to the benefit of the Administrator, the Funds, the Managed Account, the Investment Manager and each of their respective permitted successors and assigns.

10.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict of laws or choice of laws rules or principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the Amendment Effective Date.

TRUST:		ADMINISTRATOR:

SEI INSTITUTIONAL INVESTMENTS TRUST		SEI INVESTMENTS GLOBAL FUNDS SERVICES

By:	/s/ David F. McCann	By:	/s/ John Alshefski
Name:	David F. McCann	Name:	John Alshefski
Title:	Vice President	Title:	Vice President

CFCs:

DAA COMMODITY STRATEGY SUBSIDIARY LTD.

By:	/s/ Aaron C. Buser
Name:	Aaron C. Buser
Title:	Vice President

MARR COMMODITY STRATEGY SUBSIDIARY LTD.

By:	/s/ Aaron C. Buser
Name:	Aaron C. Buser
Title:	Vice President

SCHEDULE D

TO THE AMENDED AND RESTATED

ADMINISTRATION AND TRANSFER AGENCY AGREEMENT

BETWEEN

SEI INSTITUTIONAL INVESTMENTS TRUST

AND

SEI INVESTMENTS GLOBAL FUNDS SERVICES

DATED AS OF DECEMBER 10, 2003

AS AMENDED SEPTEMBER 16, 2004, JUNE 23, 2006, DECEMBER 7, 2006,

DECEMBER 5, 2007, SEPTEMBER 17, 2009, DECEMBER 9, 2009, SEPTEMBER 14, 2010,

DECEMBER 6, 2011, MARCH 27, 2012 and MARCH 27, 2013

Portfolios:                This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created.  The following is a listing of the current portfolios of the Trust and each portfolio’s wholly owned subsidiary (each a “CFC”), as applicable (collectively, the “Funds”):

Large Cap Fund

Small Cap Fund

International Equity Fund

Emerging Markets Equity Fund

Core Fixed Income Fund

High Yield Bond Fund

Large Cap Index Fund

Large Cap Disciplined Equity Fund

Large Cap Diversified Alpha Fund

Small/Mid Cap Equity Fund

Long Duration Fund

Global Equity Fund

World Equity Ex-US Fund

Emerging Markets Debt Fund

Real Return Fund

U.S. Managed Volatility Fund

Enhanced LIBOR Opportunities Fund

Screened World Equity Ex-US Fund

Strategic U.S. Large Cap Equity Fund

Dynamic Asset Allocation Fund

DAA Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Dynamic Asset Allocation Fund)

Ultra Short Duration Bond Fund

Multi-Asset Real Return Fund

MARR Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Multi-Asset Real Return Fund)

Small Cap II Fund

Long Duration Corporate Bond Fund

Fees:                                            Pursuant to Article 6, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

Large Cap Fund — Class A Shares	0.05%
Small Cap Fund — Class A Shares	0.05%
International Equity Fund — Class A Shares	0.05%
Emerging Markets Equity Fund — Class A Shares	0.05%
Core Fixed Income Fund — Class A Shares	0.05%
High Yield Bond Fund — Class A Shares	0.05%
Large Cap Index Fund — Class A Shares	0.05%
Emerging Markets Debt Fund — Class A Shares	0.05%
Large Cap Diversified Alpha Fund — Class A Shares	0.05%
Large Cap Disciplined Equity Fund — Class A Shares	0.05%
Small/Mid Cap Equity Fund — Class A Shares	0.05%
Long Duration Fund — Class A Shares	0.05%

Global Equity Fund — Class A Shares	0.05%
World Equity Ex-US Fund — Class A Shares	0.05%
Real Return Fund — Class A Shares	0.05%
U.S. Managed Volatility Fund — Class A Shares	0.05%
Enhanced LIBOR Opportunities Fund — Class A Shares	0.05%
Screened World Equity Ex-US Fund — Class A Shares	0.05%
Strategic U.S. Large Cap Equity Fund — Class A Shares	0.05%
Dynamic Asset Allocation Fund — Class A Shares (inclusive of CFC)	0.05%
Ultra Short Duration Bond Fund — Class A Shares	0.05%
Multi-Asset Real Return Fund — Class A Shares (inclusive of CFC)	0.05%
Extended Market Index Fund — Class A Shares	0.05%
Small Cap II Fund — Class A Shares	0.05%
Long Duration Corporate Bond Fund — Class A Shares	0.05%

[END OF SCHEDULE D]